Exhibit 99.8

FBR Securitization Trust 2005-5

Disclaimer

COMPUTATIONAL MATERIALS

This presentation contains tables and other statistical analyses (the “Computational Materials”). These Computational Materials have been prepared by Friedman, Billings, Ramsey & Co., Inc. (“FBR”) in reliance upon information furnished by the issuer of the securities and its affiliates. These Computational Materials are furnished to you solely by FBR and not by the issuer of the securities. They may not be provided to any third party other than the addressee’s legal, tax, financial and/or accounting advisors for the purposes of evaluating said material.

Numerous assumptions were used in preparing the Computational Materials which may or may not be reflected therein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context. In addition, no assurance can be given as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. These Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice.

Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment assumptions, and changes in such prepayment assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments on the underlying assets will occur at rates slower or faster than the rates shown in the attached Computational Materials. Furthermore, unless otherwise provided, the Computational Materials assume no losses on the underlying assets and no interest shortfall.

If the Computational Materials were generated using a hypothetical group of mortgage loans, the specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the actual underlying assets and the hypothetical underlying assets used in preparing the Computational Materials. If these Computational Materials are based only on a statistical pool of mortgage loans expected to be included in the trust along with other mortgage loans on the closing date, the specific characteristics of these securities also may differ from those shown in the Computational Materials. A statistical pool may not necessarily represent a statistically relevant population, notwithstanding any contrary references herein. Although FBR believes the information with respect to the statistical pool will be representative of the final pool of mortgage loans, the collateral characteristics of the final pool may nonetheless vary from the collateral characteristics of the statistical pool. Certain mortgage loans contained in a statistical pool or the actual pool may be deleted from the final pool of mortgage loans delivered to the trust on the closing date.

The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. Neither FBR nor any of its affiliates makes any representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities.

FBRSI 2005-5

*	% silent seconds: 36.85%

*	CLTV of entire deal incl. silent seconds: 86.51%

*	% deal option ARMs (If in deal, please identify the loans types): No Option ARMs

*	% deal 40-year loans: No 40-year final maturity loans. Some loans will amortize over 40-years.

*	FICO in 25pt buckets: See Below

*	RA expected cumm losses: S&P 3.12; Moody’s 6.25

*	Excess spread table: See Term Sheet

*	IO WA FICO: 655

*	IO CLTV incl. silent seconds: 93.60%

*	IO Full Docs: 55.09%

*	IO WA 1st periodic cap: 2.552%

*	WA DTI of entire deal incl. silent seconds: 41.65%

*	Can you tell me what % of loans were kicked out of the collateral pool. Of the kicked out loans please provide the % breakout of why they were kicked out (i.e., % due to appraisals, credit, compliance, other, etc.): Will follow up with a summary.

FICO Score	Number of Mortgage Loans	Outstanding Principal Balance	Percent of Outstanding Principal Balance	Weighted Average Gross Coupon	Weighted Average Credit Score	Weighted Average Original LTV
475 - 499	1	$245,481.69	0.03	10.000	485	70.00
500 - 524	308	48,548,260.51	6.18	8.697	512	73.28
525 - 549	330	54,341,845.52	6.92	8.264	537	75.13
550 - 574	441	73,939,406.23	9.42	8.028	561	77.80
575 - 599	689	106,753,712.17	13.60	7.365	588	78.01
600 - 624	1,124	150,860,484.81	19.22	7.631	612	80.72
625 - 649	980	138,299,222.32	17.62	7.179	636	80.90
650 - 674	615	93,999,675.88	11.97	7.056	661	81.13
675 - 699	383	62,172,497.90	7.92	6.829	685	80.58
700 - 724	178	27,802,857.14	3.54	7.040	712	81.34
725 - 749	108	16,167,246.31	2.06	7.066	736	80.87
750 - 774	46	8,278,972.00	1.05	6.686	762	76.52
775 - 799	22	3,318,055.79	0.42	6.974	786	82.30
800 - 824	3	251,146.18	0.03	7.473	804	82.57

Total:	5,228	$784,978,864.45	100.00	7.485	617	79.28